Exhibit 6.3


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                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of June 17, 1998, among BOULDER CAPITAL OPPORTUNITIES III, INC., a corporation organized under the laws of the State of Colorado (the "COMPANY"), SONIC JET PERFORMANCE, LLC, a limited liability company organized under the laws of the State of California ("SJP") and the purchasers (the "PURCHASER") set forth on the execution page hereof (the "EXECUTION PAGES").

         WHEREAS:

         A. The Company, SJP and Purchaser are executing and delivering this Agreement in connection with the reliance by the Company and the Purchaser upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         B. The Company and SJP have executed and entered into that certain Share Exchange Agreement, dated June 15, 1998 (the "SHARE EXCHANGE AGREEMENT"), whereby the Company will acquire substantially all of the assets and liabilities of SJP in exchange for common stock of the Company (the "TRANSACTION"). After completion of the Transaction the Company will change its name to "Sonic JET Performance, Inc."

         C. The Company desires to sell, and Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, 1,600 shares of the Company's Series A Convertible Preferred Stock, no par value (the "PREFERRED SHARES"), convertible into shares of the Company's common stock, no par value (the "COMMON STOCK"). The rights, preferences and privileges of the Preferred Shares, including the terms upon which such Preferred Shares are convertible into shares of Common Stock, are set forth in the form of Certificate of Designations, Preferences and Rights attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATION"). The shares of Common Stock issuable upon conversion of the Preferred Shares or otherwise pursuant to the Certificate of Designation are referred to herein as the "CONVERSION SHARES". The Preferred Shares, and the Conversion Shares are collectively referred to herein as the "SECURITIES" and each of them may individually be referred to herein as a "SECURITY."

         D. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.



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         NOW,  THEREFORE,  the Company,  SJP and the  Purchaser  hereby agree as follows:

1.       PURCHASE AND SALE OF PREFERRED SHARES.

         (a) PURCHASE OF PREFERRED SHARES. On the Closing Date (as defined below), subject to the satisfaction (or waiver) of the conditions set forth in
Section 7 and Section 8 below, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, the Preferred Shares. The purchase price (the "PURCHASE PRICE") shall be One Million Five Hundred Thousand Dollars ($1,500,000.00) for the Preferred Shares.

         (b) FORM OF PAYMENT. On the Closing Date, Purchaser shall pay the aggregate Purchase Price by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing the Preferred Shares being purchased by Purchaser and the Company shall deliver such certificates against delivery of such aggregate Purchase Price.

         (c) CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 7 and Section 8 below, the date and time of the issuance and sale of the Preferred Shares pursuant to this Agreement (the "CLOSING") shall be 12:00 noon, New York City time, on June 19, 1998, subject to a two business day grace period at either party's option, but in any event not later than June 26, 1998, or such other time as may be mutually agreed upon by the Company and the Purchaser (the "CLOSING DATE"). The Closing shall occur at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, LLP, 1401 Walnut Street, Philadelphia, Pennsylvania 19102.

2.       PURCHASER'S REPRESENTATIONS AND WARRANTIES

         Purchaser represents and warrants to the Company as follows:

         (a) PURCHASE FOR OWN ACCOUNT, ETC. Purchaser is purchasing the Preferred Shares for Purchaser's own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration


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statement or an exemption from the registration requirements under the
Securities Act.

         (b) ACCREDITED INVESTOR STATUS. Purchaser is an "ACCREDITED INVESTOR" as that term is defined in Rule 501(a) of Regulation D.

         (c) RELIANCE ON EXEMPTIONS. Purchaser understands that the Preferred Shares are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Preferred Shares.

         (d) INFORMATION. Purchaser and its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and SJP and materials relating to the offer and sale of the Preferred Shares which have been specifically requested by Purchaser or its counsel. Purchaser and its counsel have been afforded the opportunity to ask questions of the Company and SJP. Neither such inquiries nor any other investigation conducted by Purchaser or its counsel or any of its representatives shall modify, amend or affect Purchaser's right to rely on the Company's or SJP's representations and warranties contained in Section 3 and Section 4 below. Purchaser understands that Purchaser's investment in the Preferred Shares involves a high degree of risk.

         (e) GOVERNMENTAL REVIEW. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Preferred Shares.

         (f) TRANSFER OR RESALE. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Preferred Shares and the Conversion Shares have not been and are not being registered under the Securities Act or any state securities laws, and the Preferred Shares and the Conversion Shares may not be transferred unless (a) the resale of the Preferred Shares or the Conversion Shares, as applicable, has been registered thereunder; or (b) Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Preferred Shares or Conversion Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) the Preferred Shares or the Conversion Shares, as applicable, are sold under Rule 144 promulgated under the Securities Act (or a successor rule) ("RULE 144"); or
(d) the Preferred Shares or the Conversion Shares, as applicable, are sold or transferred to an affiliate of Purchaser who agrees to sell or otherwise

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transfer the Preferred Shares or the Conversion  Shares, as applicable,  only in accordance with the provisions of this Section 2(f) and who is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register such Preferred Shares or the Conversion Shares under the Securities Act or any state securities laws (other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Preferred Shares or the Conversion Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

         (g) LEGENDS. Purchaser understands that the certificates for the Preferred Shares and, until such time as the Conversion Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser under Rule 144, the certificates for the Conversion Shares may bear a restrictive legend in substantially the following form:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred under an available exemption from the registration requirements of those laws.

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement; (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or (c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144. Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser the Company may


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require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and Purchaser shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

         (h) AUTHORIZATION; ENFORCEMENT. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable against Purchaser in accordance with their terms.

         (i) RESIDENCY. Purchaser is a resident of the jurisdiction set forth under Purchaser's name on the Execution Page hereto executed by Purchaser.


3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to Purchaser as follows:

         (a) ORGANIZATION AND QUALIFICATION. The Company and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the Securities, (ii) the ability of the Company or SJP to perform its obligations hereunder or under the Certificate of Designation or the Registration Rights Agreement, (iii) the ability of the Company or SJP to consummate the Transaction or (iv) the business, operations, properties, prospects or financial condition of the Company or SJP and their subsidiaries, taken as a respective whole.

         (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement, to issue and sell the Preferred Shares in accordance with the terms hereof, to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation; (ii) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and the issuance and reservation for issuance of the Conversion Shares) have been duly authorized by the Company's Board of Directors and no further consent or

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authorization of the Company, its Board of Directors, any committee of the Board of Directors or the Company's shareholders is required, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company of the Registration Rights Agreement, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

         (c) STOCKHOLDER AUTHORIZATION. The Company believes that neither the execution, delivery or performance of this Agreement or the Registration Rights Agreement by the Company nor the consummation by it of the transactions contemplated hereby or thereby (including, without limitation, the Transaction, the issuance of the Preferred Shares or the issuance, reservation for issuance or listing of the Conversion Shares) requires any consent, approval or authorization of the Company's stockholders.

         (d) CAPITALIZATION. The capitalization of the Company as of the date hereof and the pro forma capitalization of the Company assuming the consummation of the Transaction, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Shares) exercisable or exchangeable for, or convertible into, any shares of capital stock is set forth on SCHEDULE 3(D). All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such warrants, options or preferred stock, will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Preferred Shares, the Conversion Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth on SCHEDULE 3(D), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). Except as set forth on SCHEDULE 3(D), (i) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities in accordance with the terms of this Agreement, the Certificate of Designation, (ii) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts,

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commitments,  understandings  or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries, and (iii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws as in effect on the date hereof (the "BY-LAWS"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company. The Certificate of Designation, in the form attached hereto, will be duly filed prior to Closing with the Secretary of State of the State of Colorado and, upon the issuance of the Preferred Shares in accordance with the terms hereof, each Purchaser shall be entitled to the rights set forth therein.

         (e) ISSUANCE OF SHARES. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability on the holders thereof. The Conversion Shares are duly authorized and, in accordance with the Certificate of Designation reserved for issuance, and, upon conversion of the Preferred Shares in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

          (f) NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, the performance by the Company of its obligations under the Certificate of Designation, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the Transaction, the issuance and reservation for issuance, as applicable, of the Preferred Shares and Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions) acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property

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or asset of the Company or any of its subsidiaries is bound or affected (except, with  respect  to  clause  (ii),  for such  conflicts,  defaults,  terminations,
amendments,   accelerations,   cancellations  and  violations  that  would  not,
individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and the Registration Rights Agreement, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under the Certificate of Designation, in each case in accordance with the terms hereof or thereof.

         (g) SEC DOCUMENTS, FINANCIAL STATEMENTS. Since December 31, 1994, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has delivered to the Purchaser true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been,


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required  to be  amended  or  updated  under  applicable  law  (except  for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and
regulations  of  the  SEC  applicable  with  respect  thereto.   Such  financial
statements  have  been  prepared  in  accordance  with U.S.  generally  accepted
accounting  principles  ("GAAP"),   consistently  applied,  during  the  periods
involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements, (ii) liabilities not required by GAAP to be disclosed on a balance sheet prepared in accordance with GAAP, and (iii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i), (ii) and (iii), individually or in the aggregate, are not material to the financial condition or operating results of the Company. Neither the Company nor any of its subsidiaries or any of their officers, directors, employees or agents have provided the Purchaser with any material, nonpublic information.

         (h) ABSENCE OF CERTAIN CHANGES. Since December 31, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in
SCHEDULE 3(H) or in the SEC Documents filed prior to the date hereof.

         (i) ABSENCE OF LITIGATION. Except as set forth on SCHEDULE 3(I) and as expressly disclosed in the SEC Documents filed prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results


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unfavorable  to the  Company or any of its  subsidiaries,  could  reasonably  be expected to have a Material Adverse Effect.

         (j) INTELLECTUAL PROPERTY. Each of the Company and its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted and as described in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997. To the best knowledge of the Company, neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles, which alleged pending conflict or alleged infringement, if adversely determined, would result in a Material Adverse Effect. Except as disclosed in the SEC Documents filed prior to the date hereof, the termination of the Company's ownership of, or right to use, any single Intangible would not result in a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company's or its subsidiaries' ownership or right to use its Intangibles and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or its subsidiaries.

         (k) FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         (l) DISCLOSURE. All information relating to or concerning the Company set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to the primary issuance of the Company's securities.

         (m) ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF THE PREFERRED SHARES. The Company acknowledges and agrees that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between the Company and the Purchaser is "arms-length" and any statement made by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Purchaser's purchase of the Preferred Shares and has not been relied upon by the Company, its officers or its directors in any way. The Company further acknowledges that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

         (n) FORM SB-2 ELIGIBILITY. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form SB-2 under the Securities Act. There exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form SB-2 with respect to the Registrable Securities (as defined in the Registration Rights Agreement).

         (o) NO GENERAL SOLICITATION. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

         (p)      NO INTEGRATED OFFERING.  Neither the Company, nor any
of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

         (q) NO BROKERS. Except for a consulting fee payable to CDC Consulting, Inc. In the amount of 400,000 shares of Common Stock, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby.

         (r) ACKNOWLEDGMENT OF DILUTION. The number of Conversion Shares issuable upon conversion of the Preferred Shares may increase in certain circumstances, including if the trading price of the Common Stock declines. The Company's executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Designation is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders. Taking the foregoing into account, the Company's Board of Directors has determined in its good faith business judgment that the issuance of the Preferred Shares hereunder and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

         (s) TITLE. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 3(S) or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

         (t) TAX STATUS. Except as set forth on SCHEDULE 3(T), the Company and each of its subsidiaries has made or filed all foreign, federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the

Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on SCHEDULE 3(T), there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. Except as set forth on SCHEDULE 3(T), none of the Company's tax returns is presently being audited by any taxing authority.

         (u) ENVIRONMENTAL LAWS. The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

         (v) REGULATORY PERMITS. The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

         (w) NO OTHER AGREEMENTS. The Company has not, directly or indirectly, made any agreements with Purchaser relating to the terms or conditions of the transactions contemplated by this Agreement, the Certificate of Designation and the Registration Rights Agreement except as set forth in such documents.

         (x) ELIGIBILITY FOR SALE UNDER RULE 144. The Company's Common Stock is eligible for resale under Rule 144 promulgated under the Securities Act of 1933, as amended, without regard to the status of any holder of such Common Stock as an affiliate of the Company or any applicable holding period thereunder. Upon consummation of the Transaction, Kapher Trust will not be an affiliate of the Company. For the purposes of this Section 3(x), the term "affiliate" shall be defined as set forth in section (a)(1) of Rule 144 promulgated under the Securities Act ("Rule 144").

4.       REPRESENTATIONS AND WARRANTIES OF SJP.

         SJP represents and warrants to each Purchaser as follows:

         (a) ORGANIZATION AND QUALIFICATION. SJP and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. SJP and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect.

         (b) AUTHORIZATION; ENFORCEMENT. (i) SJP has the requisite corporate power and authority to enter into and perform its obligations under this Agreement; (ii) the execution, delivery and performance of this Agreement by SJP and the consummation by it of the transactions contemplated hereby (including, without limitation, the Transaction) have been duly authorized by SJP's Board of Directors and no further consent or authorization of SJP, its Board of Directors, any committee of the Board of Directors or SJP's shareholders is required; and (iii) this Agreement constitutes valid and binding obligations of SJP enforceable against SJP in accordance with their terms.

         (c) STOCKHOLDER AUTHORIZATION. Neither the execution, delivery or performance of this Agreement by SJP nor the consummation by it of the
transactions   contemplated   hereby   (including,   without   limitation,   the
Transaction) requires any consent, approval or authorization of SJP's stockholders.

         (d) CAPITALIZATION. The capitalization of SJP as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to SJP's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, any shares of capital stock is set forth on SCHEDULE 4(D). All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such warrants, options or preferred stock, will be, validly issued, fully paid and non-assessable. No shares of capital stock of SJP are subject to preemptive rights or any other similar rights of the stockholders of SJP or any liens or encumbrances. Except for the Securities and as set forth on SCHEDULE 4(D), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of SJP or any of its subsidiaries, or arrangements by which SJP or any of its subsidiaries is or may become bound to issue additional shares of capital stock of SJP or any of its subsidiaries, and (ii) there are no agreements or arrangements under which SJP or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act. Except as set forth on SCHEDULE 4(D), (i) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the execution of this Agreement,
(ii) there are no outstanding securities or instruments of SJP or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which SJP or any of its subsidiaries is or may become bound to redeem a security of SJP or any of its subsidiaries, and (iii) SJP does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. SJP has furnished to the Purchaser true and correct copies of SJP's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), SJP's By-laws as in effect on the date hereof (the "BY-LAWS"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of SJP.

         (e) NO CONFLICTS. The execution, delivery and performance of this Agreement by SJP and the consummation by SJP of the transactions contemplated hereby and thereby (including, without limitation, the Transaction) will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which SJP or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either SJP or its securities are subject) applicable to SJP or any of its subsidiaries or by which any property or asset of SJP or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect). Neither SJP nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither SJP nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put SJP or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which SJP or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material

Adverse Effect. The businesses of SJP and its subsidiaries are not being conducted, and shall not be conducted so long as Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and the Registration Rights Agreement, SJP is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof.

         (f) ABSENCE OF CERTAIN CHANGES. Since December 31, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of SJP and its subsidiaries, taken as a whole, except as disclosed in SCHEDULE 4(F) or in the Disclosure Materials (as defined below).

         (g) ABSENCE OF LITIGATION. Except as set forth on SCHEDULE 4(G) and as expressly disclosed in the Disclosure Materials (as defined below) filed prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of SJP or any of its subsidiaries, threatened against or affecting SJP, any of its subsidiaries, or any of their respective directors or officers in their capacities as such. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to SJP or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

         (h) INTELLECTUAL PROPERTY. Each of SJP and its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted and as described in the Disclosure Materials (as defined below). To the best knowledge of SJP, neither SJP nor any subsidiary of SJP infringes or is in conflict with any right of any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither SJP nor any of its subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles, which alleged pending conflict or alleged infringement, if adversely determined, would result in a Material Adverse Effect. Except as disclosed in the Disclosure Materials (as defined below), the termination of SJP's ownership of, or right to use, any single Intangible would not result in a Material Adverse Effect on SJP. Neither SJP nor any of its subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of SJP's or its subsidiaries' ownership or right to use its Intangibles and, to the best knowledge of SJP, there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. SJP and its subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the best knowledge of SJP, no person is infringing on or violating the Intangibles owned or used by SJP or its subsidiaries.

         (i) FOREIGN CORRUPT PRACTICES. Neither SJP, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of SJP or any subsidiary has, in the course of his actions for, or on behalf of, SJP, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         (j) DISCLOSURE. All information relating to or concerning SJP set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and SJP has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to SJP or its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by SJP in a registration statement filed on the date hereof by SJP under the Securities Act with respect to the primary issuance of SJP's securities.

         (k)      ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF THE
PREFERRED SHARES.  SJP acknowledges and agrees that the Purchaser is not acting as a financial advisor or fiduciary of SJP (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between SJP and the Purchaser is "arms-length" and any statement made by any Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Purchaser's purchase of the Preferred Shares and has not been relied upon by SJP, its officers or its directors in any way. SJP further acknowledges that SJP's decision to enter into this Agreement has been based solely on an independent evaluation by SJP and its representatives.

         (l) NO BROKERS. Except for a consulting fee payable to CDC Consulting, Inc. In the amount of 400,000 shares of Common Stock, SJP has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby.

         (m) TITLE. SJP and its subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of SJP and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 4(M) or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by SJP and its subsidiaries. Any real property and facilities held under lease by SJP and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by SJP and its subsidiaries.

         (n) TAX STATUS. Except as set forth on SCHEDULE 4(N), SJP and each of its subsidiaries has made or filed all foreign, federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that SJP and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on SCHEDULE 4(N), there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of SJP know of no basis for any such claim. SJP has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. Except as set forth on SCHEDULE 4(N), none of SJP's tax returns is presently being audited by any taxing authority.

         (o) ENVIRONMENTAL LAWS. SJP and each of its subsidiaries (i) are in compliance with any and all Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

         (p) REGULATORY PERMITS. SJP and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither SJP nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

         (q) NO OTHER AGREEMENTS. SJP has not, directly or indirectly, made any agreements with Purchaser relating to the terms or conditions of the transactions contemplated by this Agreement, the Certificate of Designation and the Registration Rights Agreement except as set forth in such documents.

         (r) DISCLOSURE MATERIALS. The financial statements of SJP dated December 31, 1997 and any other financial statements delivered by SJP to the Purchasers (the "FINANCIAL STATEMENTS" and, together with the Schedules to this Agreement and other documents and information furnished by or on behalf of SJP at any time prior to the Closing, the "DISCLOSURE MATERIALS") comply in all material respects with applicable accounting requirements. Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such Financial Statements or the notes thereto, and fairly present in all material respects the financial position of SJP as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. There are not liabilities, contingent or otherwise, of SJP involving material amounts not disclosed in said Financial Statements. The Disclosure Materials do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1997 there has been no event, occurrence or development that has had or that could have or result in a Material Adverse Effect.

5.        COVENANTS.

         (a) BEST EFFORTS. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 7 and Section 8 of this Agreement.

         (b) FORM D: BLUE SKY LAWS. The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date.

         (c) REPORTING STATUS. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to continue to be eligible to register the resale of its Common Stock on a registration statement on Form SB-2 under the Securities Act.

         (d) USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Shares as set forth in SCHEDULE 5(D).

         (e) EXPENSES. Except as otherwise provided herein and in Section 5 of the Registration Rights Agreement, each party hereto shall be responsible for its own expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith.

         (f) FINANCIAL INFORMATION. The Company shall send the following reports to Purchaser until Purchaser transfers, assigns or sells all of its Securities:
(i) within 10 days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB, its proxy statements and any Current Reports on Form 8-K; (ii) within one day after release, copies of all press releases issued by the Company or any of its subsidiaries; and (iii) copies of any notices and other information made available or given to shareholders of the Company generally, contemporaneously with making available or giving thereof to such shareholders.

         (g) RESERVATION OF SHARES. The Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares in connection therewith, subject to and as otherwise required by the Certificate of Designation, as applicable.

         (h) LISTING. The Company shall promptly secure the listing of the Conversion Shares upon the American Stock Exchange ("AMEX"), the New York Stock Exchange ("NYSE"), the Nasdaq National Market ("NNM"), the Nasdaq SmallCap Market ("SMALLCAP") or in the over-the-counter market on the electronic bulletin board (the "BULLETIN BOARD") and will comply in all respects with the reporting, filing and other obligations under the Listing Standards, Policies and Requirements of the AMEX and the bylaws or rules of the NYSE and the National Association of Securities Dealers, Inc., as applicable and shall maintain, so long as Purchaser (or any of their affiliates) own any Securities, such listing of all Conversion Shares from time to time issuable upon conversion of the Preferred Shares, as applicable. The Company shall promptly provide to each holder of Preferred Shares copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

         (i) CORPORATE EXISTENCE. So long as a Purchaser beneficially owns any Securities, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the Certificate of Designation (except as otherwise provided therein) and the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all Preferred Shares outstanding as of the date of such transaction and (ii) is a publicly traded corporation whose common stock is listed for trading on the AMEX, NYSE, NNM, SmallCap or the Bulletin Board. Notwithstanding the foregoing, the Company covenants and agrees that it will not engage in any merger, consolidation or sale of all or substantially all of its assets at any time prior to the effectiveness of the registration statement required to be filed pursuant to the Registration Rights Agreement without (A) providing Purchaser with written notice of such transaction at least 60 days prior to the consummation of such transaction, (B) obtaining the written consent of the Purchaser on or before the 10th day after the delivery of such notice by the Company, and (C) publicly announcing such transaction.

         (j) NO INTEGRATED OFFERINGS. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

         (k) LEGAL COMPLIANCE. The Company shall conduct its business and the business of its subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

         (l) FILING OF FORM 8-K. On or before the first (1st) business day following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement, the Certificate of Designation and the Registration Rights Agreement in the form required by the Exchange Act.

         (m) CAPITAL AND SURPLUS; SPECIAL RESERVES. The amount to be represented in the capital account for the Series A Preferred Stock at all times for each outstanding share of Series A Preferred Stock shall be an amount equal to the Redemption Amount therefor.

         (n)      ADDITIONAL EQUITY CAPITAL; RIGHT OF FIRST OFFER.  The
                  -----------------------------------------------
Company and SJP agree that during the period beginning on the date hereof and ending on the date which is 180 days following the Closing Date (the "LOCK-UP PERIOD"), the Company will not obtain additional financing in which any equity or equity-linked securities are issued (including any debt financing with an equity component) ("FUTURE OFFERINGS") without first obtaining the written consent of the Purchaser. In addition, during the period beginning on the date hereof and ending 180 days following the expiration of the Lock-Up Period, the Company will not conduct a future offering unless it shall have first delivered to Purchaser, at least ten (10) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing Purchaser and its affiliates an option during the ten (10) business day period following delivery of such notice to purchase all of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitation referred to in this Section 5(n) is referred to as the "CAPITAL RAISING LIMITATION"). The Capital Raising Limitation shall not apply to any transaction involving issuances of securities as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or as consideration for the acquisition of a business, product or license by the Company. The Capital Raising Limitation also shall not apply to (i) the issuance of securities pursuant to an underwritten public offering,
(ii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or (iii) the grant of additional options or warrants, or the issuance of additional securities, under any duly authorized Company stock option or restricted stock plan for the benefit of the Company's employees or directors.

         (o) The Company shall have filed, within ten (10) days of the Closing hereunder, a complete application on Form 211 with the National Association of Securities Dealers seeking approval for the quotation of the Company's Common Stock in the over the counter market on the Electronic Bulletin Board by the National Association of Securities Dealers, Inc.

6.        TRANSFER AGENT INSTRUCTIONS.

         (a) The Company shall instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Conversion Shares in such amounts as specified from time to time by such Purchaser to the Company upon conversion of the Preferred Shares, as applicable.

         (b) The Company warrants that no instruction other than such instructions referred to in this Section 6, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the transfer of the Conversion Shares prior to registration of the Conversion Shares under the Securities Act or without an exemption therefrom, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way each Purchaser's obligations and agreement set forth in Section 2(g) hereof to resell the Securities pursuant to an effective registration statement or under an exemption from the registration requirements of applicable securities law.

         (c) If a Purchaser provides the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Preferred Shares to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or a Purchaser provides the Company with reasonable assurances that such Preferred Shares may be sold under Rule 144, the Company shall permit the transfer and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by Purchaser.

7        CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to issue and sell the Preferred Shares to Purchaser at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that such conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing prior written notice to each Purchaser.

         (a)  The  Purchaser   shall  have  executed  this   Agreement  and  the
Registration Rights Agreement, and delivered executed copies to the Company.

         (b) The Purchaser shall have delivered the Purchase Price for the Preferred Shares in accordance with Section 1(b) above.

         (c) The representations and warranties of the Purchaser shall be true and correct as of the date when made and as of the date and time of such closing as though made at that time (except for representations and warranties that relate to a different date, which shall be true and correct as of such date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

         (d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits the consummation of any of the transactions contemplated by this Agreement.

8.        CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE.

         The obligation of Purchaser hereunder to purchase the Preferred Shares to be purchased by it at the Closing and the payment of the Purchase Price is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that such conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in such Purchaser's sole discretion:

         (a) The Company and SJP shall have executed this Agreement and the Company shall have executed the Registration Rights Agreement, and each shall have delivered executed copies to Purchaser.

         (b) The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Colorado and a copy thereof certified by the Secretary of State of the State of Colorado shall have been delivered to Purchaser.

         (c) The Company shall have delivered to Purchaser duly executed certificates (each in such denominations as Purchaser shall request) representing the Preferred Shares being so purchased by Purchaser in accordance with Section 1(b) above.

         (d) The Common Stock shall be authorized for quotation and listed on the AMEX, the NYSE, the NNM, the SmallCap or the Bulletin Board and trading in the Common Stock (or the AMEX, the NYSE, the NNM, the SmallCap generally or the Bulletin Board) shall not have been suspended by the SEC, the AMEX, the NYSE, the NNM, the SmallCap or the Bulletin Board, as applicable, and the Conversion Shares shall be listed on the AMEX, the NYSE, the NNM, the SmallCap or the Bulletin Board, as applicable.

         (e) The representations and warranties of the Company and SJP shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that relate to a different date, which shall be true and correct as of such date) and the Company and SJP shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company or SJP, as applicable at or prior to the Closing Date. Such Purchaser shall have received certificates, executed by the Chief Executive Officer of the Company and of SJP, dated as of the Closing Date to the foregoing effect and as to such other matters as Purchaser may reasonably request.

         (f) No litigation, statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

         (g) Purchaser shall have received an opinions of the Company's dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser and in substantially the form of EXHIBIT C attached hereto. Purchaser shall be entitled to receive, and rely upon, an opinion of SJP's counsel, dated as of the closing of the Transaction, in form, scope and substance reasonably satisfactory to the Purchaser in connection with the consummation of the Transaction.

         (h) The Company shall have delivered evidence reasonably satisfactory to the Purchaser that the Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached hereto as EXHIBIT D.

         (i) There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or SJP and its subsidiaries, taken as a whole, since the date hereof, and no information, of which the Purchasers are not currently aware, shall come to the attention of the Purchaser that is materially adverse to the Company or SJP.

         (j) The Board of Directors of the Company and the Board of Directors of SJP shall have adopted resolutions consistent with Section 3(b) (ii) and Section 4(b)(ii) above, respectively, and in a form reasonably acceptable to such Purchaser.

         (k) The Company and SJP shall have delivered to Purchaser certificates evidencing the incorporation and good standing of the Company and each of its subsidiaries and of SJP and each of its subsidiaries in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of the Closing Date.

         (l) The Company and SJP shall have delivered to Purchaser certified copies of their respective Articles of Incorporation as certified by the Secretary of State of their respective states of incorporation within ten days of the Closing Date.

         (m) The Company and SJP shall have delivered to Purchaser secretary's certificates, dated as of the Closing Date, as to (i) the resolutions described in Section 7(j), (ii) their respective Certificates of Incorporation and (iii) their respective Bylaws, each as in effect at the Closing.

         (n) SJP shall have obtained and delivered to Purchaser written evidence of the consent of each member of SJP to the Transaction, and the Transaction shall have been consummated in accordance with the Share Exchange Agreement. The Purchaser and its counsel shall have the right to review and approve, in their sole and absolute discretion, all documentation and matters related thereto. SJP and the Company shall have delivered to the Purchaser copies of an executed Bill of Sale and an executed Assumption Agreement, or similar documents evidencing the consummation of the Transaction.

         (o) All of the "CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE" set forth in Section 8 that certain Securities Purchase Agreement, dated as of June 17, 1998, among the Purchaser and Kapher Trust shall have been satisfied.

         (p) The Company shall have cancelled or retired to treasury at least 400,000 shares of Common Stock as set forth on Schedule 3(d) hereto.

9.        GOVERNING LAW; MISCELLANEOUS.

         (a) GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed in the State of Colorado. The Company and SJP irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the State of Colorado in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and SJP irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company and SJP further agree that service of process mailed by first class mail shall be deemed in every respect effective service of process in any such suit or proceeding. Nothing herein shall affect the right of Purchaser to serve process in any other manner permitted by law. The Company and SJP agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         (c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         (e) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the Purchasers, the Company, SJP, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, SJP nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company, SJP and Purchaser.

         (f) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed facsimile, and shall be effective upon receipt or refusal of receipt, if delivered personally or by courier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:

                           BOULDER CAPITAL OPPORTUNITIES III, INC.
                           2434 Vine Place
                           4750 Table Mesa Drive
                           Boulder, CO 80304
                           Facsimile:
                           Attn: Robert Soehngen

                   with a copy simultaneously transmitted by like means to:

                           Michael A. Littman, Esquire
                           10200 W. 44th Avenue, #400
                           Wheat Ridge, CO 80033
                           Facsimile: (303) 422-7796

                           If to SJP:
                           SONIC JET PERFORMANCE, LLC
                           15662 Commerce Lane
                           Huntington Beach, CA 92649
                           Facsimile:
                           Attn: Albert Mardikian

                   with a copy simultaneously transmitted by like means to:

                           Law Offices of Pasquale P. Caiazza
                           1625 West 22nd Street
                           Santa Ana, CA 92706-2413
                           Facsimile: (714) 543-2971
                           Attn: Christopher A. Morgan, J.D.


         If to Purchaser, to such address set forth under Purchaser's name on the Execution Page hereto executed by Purchaser.

         Each party shall provide notice to the other parties of any change in address.

         (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns, including, but not limited to, the corporation which is the surviving entity in the Transaction. Except as provided herein or therein, neither the Company, SJP nor any Purchaser shall assign this Agreement or the Registration Rights Agreement or any rights or obligations hereunder or thereunder. Notwithstanding the foregoing, Purchaser may assign its rights hereunder to any of its "affiliates" (as that term is defined under the Exchange Act) who are Accredited Investors without the consent of the Company (provided such assignees agree to be bound by all of the terms and conditions hereof), or to any other person or entity with the consent of the Company, which consent shall not be unreasonably withheld. This provision shall not limit Purchaser's right to transfer the Securities pursuant to the terms of the Certificate of Designation and this Agreement or to assign such Purchaser's rights hereunder or thereunder to any such transferee.

         (h) THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         (i) SURVIVAL. The representations, warranties, agreements and covenants of the Company and SJP set forth in Sections 3, 4, 5, 6 and 9 hereof shall survive the Closing notwithstanding any investigation conducted by or on behalf of Purchaser. None of the representations and warranties made by the Company or SJP, as applicable, herein shall act as a waiver of any rights or remedies Purchaser may have under applicable federal or state securities laws. The Company and/or SJP, as applicable, shall indemnify and hold harmless Purchaser and each Purchaser's officers, directors, employees, partners, members, agents and affiliates for all losses or damages arising as a result of or related to any breach or alleged breach by the Company and/or SJP, as applicable, of any of its representations or covenants set forth herein, including advancement of reasonable expenses as they are incurred.

         (j) PUBLICITY. The Company and each Purchaser shall have the right to review before issuance any press releases, SEC filings, filings with the AMEX, NYSE, the NNM, the SmallCap or the Bulletin Board, as applicable, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior review of the Purchasers, to make any press release, SEC filings or filings with the AMEX, NYSE, the NNM, the SmallCap or the Bulletin Board, as applicable, with respect to such transactions as is required by applicable law and regulations (although the Purchaser shall be consulted by the Company in connection with any such press release and filing prior to its release and shall be provided with a copy thereof).

         (k) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (l) TERMINATION. In the event that the Closing shall not have occurred on or before June __, 1998, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

         (m) JOINT PARTICIPATION IN DRAFTING. Each party to this Agreement has participated in the negotiation and drafting of this Agreement, the Certificate of Designation and the Registration Rights Agreement. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

         (n) EQUITABLE RELIEF. The Company and SJP, respectively, acknowledge that a breach by it of its obligations hereunder will cause irreparable harm to Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company and SJP, respectively, acknowledge that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 6 hereof) will be inadequate and agree, in the event of a breach or threatened breach by the Company or by SJP of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Securities, without the necessity of showing economic loss and without any bond or other security being required.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.


BOULDER CAPITAL OPPORTUNITIES, INC.

    By:
    Name:
    Title:

SONIC JET PERFORMANCE, LLC.

    By:
    Name:
    Title:

PURCHASER:

JNC STRATEGIC FUND LTD.


By:
      Name:
      Title:

RESIDENCE: Cayman Islands

ADDRESS:          c/o Olympia Capital (Cayman) Ltd.
                  Williams House
                  20 Reid Street
                  Hamilton HM11
                  Bermuda
                  Telecopy: (441) 295-2305
                  Attention: Thomas Davis

with copies of all notices to:

                  Encore Capital Management, L.L.C.
                  12007 Sunrise Valley Drive
                  Suite 460
                  Reston, VA 20191
                  Telecopy: (703) 476-7711
                  Attn: Neil T. Chau